Contact:
David Joseph
VP, Corporate Communications & Strategy
Audible, Inc.
+1 (973) 837-2824
djoseph@audible.com

AUDIBLE ANNOUNCES FIRST QUARTER 2006 FINANCIAL RESULTS

- Company Reports Record Net Revenue of $19.7 Million -
- Reports GAAP Diluted EPS of ($0.12) and Non-GAAP Diluted EPS of ($0.08) -

WAYNE, N.J., May 9, 2006 — Audible, Inc. (NASDAQ: ADBL; www.audible.com), the leading provider of spoken entertainment and information on the Internet, today announced financial results for the first quarter ended March 31, 2006.

Audible reported record consolidated net revenue for the first quarter 2006 of $19.7 million, up 53% year over year; GAAP loss from operations of $3.7 million and non-GAAP loss from operations of $2.6 million, versus a non-GAAP loss from operations of $3.3 million in Q4-05.

GAAP net loss in Q1-06 was $3.0 million, or $0.12 net loss per diluted share. Non-GAAP net loss was $1.9 million, or $0.08 non-GAAP net loss per diluted share.

The total number of customers acquired during the quarter was 98,700, representing growth of 38% year over year. Total AudibleListener® members acquired during the quarter was 78,500, representing growth of 46% year over year. At the end of Q1-06, the total number of AudibeListener members was 278,800, representing growth of 50% year over year.

“The first quarter was marked by strong revenue and new membership growth, and lower customer acquisition costs and churn rates,” noted Donald Katz, Chairman and CEO, Audible, Inc.  “We are extremely encouraged by the early customer response to our new membership plans in terms of consumption levels, customer retention rates, and much higher levels of customer satisfaction.  We continue to feel confidant about a business plan that shows continued growth and improving profitability for the rest of the year.”

Key Financial and Operating Metrics:

Consolidated Net Revenue: Consolidated net revenue totaled $19.7 million in Q1-06, a 53% increase over the $12.9 million reported in Q1-05.

Total Deferred Revenue: Deferred revenue was $8.6 million at the end of Q1-06, a 31% increase over the $6.6 million reported at the end of Q4-05 and a 236% increase over the $2.6 million reported at the end of Q1-05.

Total New Customers: Total new customers, which includes new AudibleListener® members and other new customers, totaled 98,700 in Q1-06, a 38% increase over 71,500 in Q1-05.

New AudibleListener® Members:* New AudibleListener® members totaled 78,500 in Q1-06, a 46% increase over 53,900 in Q1-05.

This is the first quarter that Audible’s financial results include stock-based compensation expenses from the adoption of the new accounting standard, FAS 123(R), which Audible adopted on January 1, 2006. In addition, Audible has begun to disclose non-GAAP financial measures that, in each case, exclude the stock-based compensation expense and any related income tax expenses or benefits.

GAAP Loss from Operations: GAAP loss from operations totaled $3.7 million in Q1-06, as compared to GAAP loss from operations of $3.7 million in Q4-05 and GAAP income from operations of $0.6 million in Q1-05.

Non-GAAP Loss from Operations: Non-GAAP loss from operations totaled $2.6 million in Q1-06, as compared to Non-GAAP loss from operations of $3.3 million in Q4-05 and Non-GAAP income from operations of $0.6 million in Q1-05.

GAAP Net Loss: GAAP net loss totaled $3.0 million, or $0.12 net loss per diluted share in Q1-06.

Non-GAAP Net Loss: Non-GAAP net loss totaled $1.9 million, or $0.08 net loss per diluted share in Q1-06.

Cash, Cash Equivalents and Short-Term Investments: Audible’s cash, cash equivalents and short-term investments totaled $60.4 million at the end of Q1-06.

* See page 9 for detailed disclosure of historical AudibleListener membership metrics

Conference Call

Senior management will host an investor teleconference at 5:00 p.m. EDT today, to discuss first quarter results as well as related financial and operational developments. A live webcast of the conference call is available at www.audible.com/ir for audio streaming access to the call. To participate in the call, the dial-in number is (800) 946-0706 or +1(719) 457-2638.

To sign up for the podcast of the earnings call through Audible Wordcast, please go to the Webcast & Presentation section of Audible’s Investor Relations Web site (www.audible.com/ir).

Non-GAAP Measures

To supplement the company’s consolidated financial statements presented in accordance with GAAP, Audible uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP income (loss) from operations, non-GAAP net (loss) income, and non-GAAP earnings (net loss) per diluted share. Non-GAAP figures exclude the impact of stock-based compensation expenses. Audible’s reference to these measures should be considered in addition to results that are prepared under U.S. GAAP but should not be considered a substitute for results that are presented in accordance with GAAP.

These non-GAAP measures are provided to enhance investors’ overall understanding of the company’s current financial performance and the company’s prospects for the future and provide further information for comparative information due to the adoption of the new accounting standard FAS 123(R). The company believes the non-GAAP measures provide useful information to both management and investors by excluding the non-cash impact of stock-based compensation expenses, which may not be indicative of the company’s core operating results and business outlook.

Reconciliation to the nearest GAAP measure of all non-GAAP measures included in this press release can be found in the financial table included on page 6.

About Audible, Inc.

Audible (www.audible.com) is the leading provider of spoken entertainment and information on the Internet. Content from Audible is downloaded and played back on personal computers, CDs, or AudibleReady® computer-based mobile devices. Audible has 100,000 hours of audio programming from 318 content partners, including leading audiobook publishers, broadcasters, entertainers, magazine and newspaper publishers, and business information providers. Audible.com is the Apple iTunes Music Store's preeminent provider of spoken products for downloading or streaming via the Web. Among Audible's other key business relationships are Bookspan, Creative Labs, Dell, iriver, Microsoft, Palm, SanDisk, Texas Instruments, and XM Satellite Radio.

Audible, www.audible.com, www.audible.co.uk, AudibleListener, and AudibleReady are registered trademarks of Audible, Inc. and all are part of the family of Audible, Inc. trademarks. Other product or service names mentioned herein are the trademarks of their respective owners.

This press release contains information about Audible, Inc. that is not historical fact and may be deemed to contain forward-looking statements about the company. Actual results may differ materially from those anticipated in any forward-looking statements as a result of certain risks and uncertainties, including, without limitation, Audible's limited operating history, history of losses, uncertain market for its services, and its inability to license or produce compelling audio content and other risks and uncertainties detailed in the company's Securities and Exchange Commission filings.

AUDIBLE, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	Three month period ending
	March 31,	December 31,	March 31,
	2006	2005	2005
Revenue, net:
Content and services revenue:
Consumer content	$19,281	$17,717	$12,838
Point of sale rebates	(167)	(211)	(356)
Services	33	49	19
Total content and services revenue	19,147	17,555	12,501
Hardware revenue	125	280	104
Related party revenue	373	349	275
Other revenue	69	80	25
Total revenue, net	19,714	18,264	12,905

Operating expenses:
Cost of content and services revenue:
Royalties and other content charges	7,983	7,028	4,153
Discount certificate rebates	298	295	601
Total cost of content and services revenue	8,281	7,323	4,754
Cost of hardware revenue	675	1,493	294
Cost of related party revenue	158	135	30
Operations	3,102	2,771	1,847
Technology and development	3,694	2,428	1,625
Marketing	4,301	5,019	2,260
General and administrative	3,201	2,765	1,536
Total operating expenses	23,412	21,934	12,346

(Loss) income from operations	(3,698)	(3,670)	559

Other income (expense):
Interest income	660	654	414
Interest expense	--	--	(1)
Other income, net	660	654	413

(Loss) income before income taxes	(3,038)	(3,016)	971

Income tax expense	(3)	96	(81)
State income tax benefit	--	740	--

Net (loss) income	$(3,041)	(2,180)	$891

Basic net (loss) income per common share	$(0.12)	(0.09)	$0.04

Basic weighted average common shares outstanding	24,482	24,310	24,008

Diluted net (loss) income per common share	$(0.12)	(0.09)	$0.03

Diluted weighted average common shares outstanding	24,482	24,310	26,118

AUDIBLE INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	Three month period ending
	March 31,	December 31,	March 31,
	2006	2005	2005

Amortization of stock-based compensation included in expense line items:
Operations	$143	$72	$18
Technology and development	131	71	2
Marketing	204	51	3
General and administrative	616	226	14
	$1,094	$420	$37

Reconciliation to Non-GAAP Financial Measures (unaudited)
Net (loss) income from operations	$(3,698)	$(3,370)	$559
Add back:
Stock-based compensation	1,094	420	37

Non-GAAP operating (loss) income	$(2,604)	$(3,250)	$596

Reconciliation to Non-GAAP Financial Measures (unaudited)
Net (loss) income	$(3,041)	$(2,180)	$891
Add back:
Stock-based compensation	1,094	420	37

Non-GAAP net (loss) income	$(1,947)	$(1,760)	$928

Non-GAAP net (loss) income per common share:
Basic	$(0.08)	$(0.07)	$0.04
Diluted	$(0.08)	$(0.07)	$0.04

Weihghted average common shares outstanding
Basic	24,482	24,310	24,008
Diluted	24,482	24,310	26,118

AUDIBLE, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31,	December 31,
	2006	2005
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$14,061	$11,549
Short-term investments	46,310	55,616
Interest receivable on short-term investments	393	428
Accounts receivable, net of allowance	2,920	2,337
Accounts receivable, related parties	597	594
Royalty advances	460	471
Prepaid expenses and other current assets	1,982	899
Inventory	275	498

Total current assets	66,998	72,392

Property and equipment, net	10,952	8,159
Other assets	888	114

Total assets	$78,838	$80,665

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$2,337	$4,750
Accrued expenses	4,344	4,802
Accrued royalties	5,111	5,104
Accrued compensation	1,238	868
Deferred revenue	8,413	6,459

Total current liabilities	21,443	21,983

Deferred revenue, noncurrent	221	99
Royalty obligations, noncurrent	190	188

Commitments and contingencies

Stockholders' equity:
Common stock	245	243
Additional paid-in capital	190,484	192,547
Deferred compensation	--	(3,696)
Accumulated other comprehensive income	10	15
Accumulated deficit	(133,755)	(130,714)

Total stockholders' equity	56,984	58,395

Total liabilities and stockholders' equity	$78,838	$80,665

AUDIBLE, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(Unaudited)

	Three month period ended
	March 31,
	2006	2005
Cash flows from operating activities:
Net (loss) income	$(3,041)	$891
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	1,122	140
Share-based compensation expense	1,094	37
Accretion of discounts on short-term investments	(230)	(301)
Income tax benefit from exercise of stock options	--	22
Changes in assets and liabilities:
Interest receivable on short-term investments	35	49
Accounts receivable, net	(582)	(141)
Accounts receivable, related parties	(3)	(62)
Royalty advances	11	(64)
Prepaid expenses and other current assets	(1,083)	241
Inventory	223	20
Other assets	(774)	(11)
Accounts payable	(2,412)	1,107
Accrued expenses	(482)	198
Accrued royalties	7	1,182
Accrued compensation	393	74
Deferred revenue	2,076	123
Net cash (used in) provided by operating activities	(3,646)	3,505

Cash flows from investing activities:
Purchases of property and equipment	(3,716)	(463)
Capitalized internally developed software costs	(198)	--
Purchases of short-term investments	(14,964)	(11,716)
Proceeds from maturity of short-term investments	24,500	5,000
Net cash provided by (used in) investing activities	5,622	(7,179)

Cash flows from financing activities:
Proceeds from exercise of common stock options	151	66
Proceeds from exercise of common stock warrants	750	273
Purchase of treasury stock at cost	(360)	--
Principal payments made on obligations under capital leases	--	(121)
Net cash provided by financing activities	541	218

Effect of exchange rate changes on cash and cash equivalents	(4)	1

Increase (decrease) in cash and cash equivalents	2,512	(3,455)
Cash and cash equivalents at beginning of period	11,549	13,296
Cash and cash equivalents at end of period	$14,061	$9,841

AUDIBLE, INC. AND SUBSIDIARY
SUPPLEMENTAL OPERATING DATA
(Numbers in thousands)
(unaudited)

AUDIBLE INC. AND SUBSIDIARY
UNAUDITED SUPPLEMENTAL OPERATING DATA
(Numbers in thousands)

Please Note: As part of Audible's ongoing efforts to improve the company's internal and external reporting, Audible has refined its disclosure policies and more clearly defined certain operating metrics relating to its AudibleListener membership program. Audible's ongoing goal is to achieve excellence in reporting and to ensure that the internal metrics management relies on as a gauge of the company's operational performance are the same as those disclosed to the public. As a result, the company has included the below information aimed at clearly outlining and defining Audible's revised policies and how they are reflected in the metrics publicly disclosed today and historically.

New AudibleListener Membership Reporting:	Q1 2004	Q2 2004	Q3 2004	Q4 2004	Q1 2005	Q2 2005	Q3 2005	Q4 2005	Q1 2006
Total AudibleListener® Members[1]	105	115	132	157	186	205	224	245	279
Year-over-year	--	--	--	--	77%	77%	70%	56%	50%
Quarter-over-quarter	13%	10%	14%	20%	18%	10%	9%	10%	14%
New AudibleListener® Members[2]	22	22	29	39	54	52	60	62	79
Year-over-year	--	--	--	--	143%	141%	104%	58%	46%
Quarter-over-quarter	--	-2%	35%	34%	37%	-3%	15%	4%	26%
Average Monthly Churn in AudibleListener® Members[3]	3.1%	3.0%	3.0%	2.6%	4.0%	4.7%	5.1%	4.8%	4.6%
Cost per New AL	$43	$64	$62	$64	$52	$58	$58	$95	$52

(1) Total number of AudibleListener® members at the end of the period.
(2) Total number of new AudibleListener® members added during the period. Members canceling and rejoining a membership within the same day are counted as one membership.
(3) Churn is defined as member cancellations in the period divided by the sum of members at the beginning of the period plus gross member adds, divided by three months.

Prior AudibleListener Membership Reporting:	Q1 2004	Q2 2004	Q3 2004	Q4 2004	Q1 2005	Q2 2005	Q3 2005	Q4 2005
Total AudibleListener® Members[1]	109	118	134	159	189	206	223	248
Year-over-year	--	--	--	--	74%	74%	66%	56%
Quarter-over-quarter	13%	9%	14%	19%	18%	9%	8%	11%
New AudibleListener® Members[2]	23	22	31	41	55	55	62	65
Year-over-year	--	--	--	--	146%	143%	102%	60%
Quarter-over-quarter	--	0%	36%	33%	36%	-1%	13%	5%
Average Monthly Churn in AudibleListener® Members[3]	2.8%	3.3%	3.2%	3.0%	4.0%	5.1%	5.6%	4.6%
Cost per New AL	$43	$62	$59	$62	$51	$53	$53	$87

(1) Total number of AudibleListener® members at the end of the period.
(2) Total number of new AudibleListener® members added during the period. Members canceling and rejoining a membership within the same day are counted as two distinct memberships.
(3) Churn is defined as member cancellations in the period divided by the sum of members at the beginning of the period plus gross member adds, divided by three months.